                                                                   Exhibit 10.16


                                              [CONFIDENTIAL TREATMENT REQUESTED]


                          SOLUTION PARTNER AGREEMENT

This Solution Partner Agreement ("Agreement") is dated as of the last date set forth below (the "Effective Date") by and between Cyclone Commerce, Inc., at 17767 North Perimeter Drive, Scottsdale, Arizona 85255 ("Cyclone"), and CrossWorlds Software, Inc., at 577 Airport Boulevard, Burlingame, California 94010 ("CrossWorlds").

1.   DEFINITIONS

     "CrossWorlds Distributor" shall have the meaning set forth in Section 2.10.

     "CrossWorlds Product" means the products listed as such on Schedule A.
                                                                ----------

     "Customer" means end users of the Licensed Software that have a license agreement for Licensed Software with CrossWorlds or a CrossWorlds Distributor.

     "Customer License" means [*] sublicense that permits the Customer to utilize the Licensed Software only for the Customer's internal business communications purposes (including communicating with third party trading partners). A Service Provider License is not a Customer License.

     [*] Material has been omitted pursuant to a request for confidential treatment.

     "Deposit Materials" means the Licensed Software in source and object code form, related programmer notes, tools and compilers (not commercially available for a reasonable fee) and all other processes, information, technology and materials reasonably necessary to allow a reasonably skilled programmer to modify compile, troubleshoot, test and support the Licensed Software, including in each case Release 3.0.3 and all major Updates thereto as described in Section
3.5. Notwithstanding the foregoing, the Deposit Materials do not include the portions of the Licensed Software licensed from third parties to the extent such portions are listed in Schedule A.
                       ----------

     "Designated Operating Systems" means the operating systems identified in the Licensed Software descriptions in Schedule A.
                                      ----------

     "FTE" means work performed by a full time equivalent Cyclone employee or Cyclone consultant, as explained in Schedule F.
                                    ----------

     "FTE-Work" means any support, development, engineering or other support services that are designated as FTE-Work in Schedule F or other portions of this
                                            ----------
Agreement.

     "Level 1, Level 2 and Level 3 Support" each has the meaning set forth in Schedule E.
----------

     "Licensed Software" means Cyclone Interchange(TM) Enterprise Edition ("Enterprise Edition") and Cyclone Interchange(TM) Solo Edition ("Solo Edition"), as described on Schedule A.
                           ----------

     "Service Provider License" means a license that permits the Customer to utilize the Licensed Software as a "service provider" to provide secure data communication or data processing services to third parties. As examples only of whether a Customer is using the Licensed Software as a service provider: (i) a situation in which a Customer and its Affiliates use the Licensed Software to operate an exchange or marketplace in which the Customer and its Affiliates' trading partners interact with the Customer and the Affiliates shall be deemed internal use and not service provider use; (ii) a situation in which a Customer uses the Licensed Software to operate an exchange or marketplace to transact business with its trading partners shall be deemed internal use and not service provider use, whether or not the Customer charges a fee; (iii) a situation in which a Customer uses the Licensed Software to operate an exchange or marketplace which allows its trading partners to transact business with one another shall be deemed service provider use, whether or not the Customer charges a fee; (iv) a situation in which Customer uses the Licensed Software to operate an exchange or marketplace both for transacting business with its trading partners and allowing trading partners to transact business amongst themselves, whether or not the Customer charges a fee (i.e. a hybrid of (i) and (ii)), shall be deemed service provider use only (that is, a separate internal use license would not be required), and the Customer would be considered as one of the trading partners; and (v) a situation in which the Customer uses the Licensed Software to host applications for clients where the clients upload their business data to Customer for processing, and the Customer processes the clients' business data and provides reports and analysis to the clients (i.e. a typical outsourcer or application service provider model), shall be deemed service provider use. For the purposes of clause (i) above, "Affiliates" shall mean all current and future business entities that, directly or indirectly, control, are controlled by, or are under common control with a Customer. As used herein, "control" shall mean the ownership or control of fifty percent (50%) or more of the shares of the subject entity which entitle the holder to vote at a meeting of such entity.

     "Territory" means the worldwide set of existing and new customers of the CrossWorlds Product.

     "Updates" means all updates, upgrades, bug fixes, corrections, modifications, including feature enhancements, and revisions to and of the Licensed Software.

2.   LICENSE GRANT

     2.1  Distribution License.  Cyclone grants CrossWorlds a non-exclusive,
          --------------------
non-transferable (subject to Section 13.5) license to use, operate, reproduce and execute the Licensed Software for marketing and sales support purposes, to enter into Customer Licenses for the Licensed Software on the Designated Operating Systems to Customers in the Territory, and to deliver the Licensed Software to Customers. This license includes the right to sublicense and bundle Enterprise Edition along with the CrossWorlds Product. Each copy of the Licensed Software licensed to the Customer may be used by the Customer only on a single production server corresponding to the platform (or platform class - see Schedule A and
                                                              ----------
Schedule B) designated by Customer. CrossWorlds shall count and record each
----------
production server installation of the Enterprise Edition and each production server installation of the Solo Edition, including all installations resulting from resales by any CrossWorlds Distributors.

     2.2  Service Provider Licenses.  This Agreement does not grant to
          -------------------------
CrossWorlds or any CrossWorlds Distributors the right to resell Service Provider Licenses to the Licensed Software. If a Service Provider License opportunity presents itself, Cyclone and CrossWorlds will negotiate in good faith for a joint solution proposal for the proposed service provider.

     2.3  No Stand-Alone Sales.  CrossWorlds may resell a copy of Enterprise
          --------------------
Edition to an existing Customer of the CrossWorlds Product for the purpose of bundling Enterprise Edition with the CrossWorlds Product. CrossWorlds shall not otherwise resell Enterprise Edition as a stand-alone product. CrossWorlds may resell copies of Solo Edition to any new or existing Customer that uses Enterprise Edition bundled with the CrossWorlds Product. CrossWorlds shall not otherwise resell Solo Edition as a stand-alone product. If CrossWorlds resells Solo Editions to a Customer for distribution to such Customer's trading partner, CrossWorlds shall require that the Customer notify CrossWorlds of all trading partners who receive the Solo Edition.

     2.4  Private-Label Provisions.  The Enterprise Edition and Solo Edition
          ------------------------
products will be private-labeled under the same brand name as the CrossWorlds Products (or such other brand names as CrossWorlds shall request and Cyclone shall reasonably approve in writing). Subject to the other terms of this Agreement, CrossWorlds shall include all proprietary and copyright notifications of Cyclone and its licensors, and shall emphasize Cyclone's authorship with either the tag line "Cyclone Powered," or with similar tag branding that is mutually agreed to by the parties, and shall reference Cyclone anywhere the functions of the Licensed Software are described, including in CrossWorlds collateral materials that describe the Licensed Software.

     2.5  Internal Use Licenses.  CrossWorlds may use, and make a reasonable
          ---------------------
number of copies of, the Licensed Software as necessary for testing, quality assurance, marketing and sales purposes consistent with its obligations under this Agreement, for providing maintenance support, training, pre-sales and consulting services to its Customers and CrossWorlds Distributors, and for limited activity relating to the development of application programming interfaces ("APIs") and connectors and collaborations for the CrossWorlds products, in each case as permitted under this Agreement. Cyclone agrees to provide to CrossWorlds, at no charge, all APIs and other interoperability information that Cyclone generally provides to its other distributors or licensees, and all updates thereto, upon making the same generally available to its other distributors and licensees. Cyclone hereby grants CrossWorlds a non-exclusive, non-transferable, royalty free license to use, copy and distribute as embedded in the CrossWorlds Products, such interoperability information provided to CrossWorlds by Cyclone. Upon request, and at Cyclone's discretion, Cyclone shall assist CrossWorlds to identify and document desired APIs. Any work provided under the foregoing sentence shall be FTE-Work and shall be paid for by CrossWorlds as FTE-Work. Where copies are made for training purposes, all copies (other than the trainers') shall be fully deleted following each relevant training session. CrossWorlds shall not use the Licensed Software for the purpose of providing application hosting or service bureau services to any party.

     2.6  Collateral Licenses.  Cyclone grants CrossWorlds a license to use,
          -------------------
copy, modify and distribute, during the term of the Agreement: (i) any marketing collateral, presentations and white papers created by Cyclone relating to the Licensed Software and made available to other Cyclone distributors or partners; provided, however, that Cyclone shall have the right to review and approve any material modifications made by CrossWorlds to such materials in advance of their distribution by CrossWorlds; and (ii) all Cyclone training documentation (and updates as issued and made available to other Cyclone distributors or partners) for the purpose of training CrossWorlds employees, CrossWorlds Distributors and Customers in the use and support of the Licensed Software.

     2.7  Licensing Procedure.  When obtaining orders for the Licensed Software,
          -------------------
CrossWorlds shall require the Customer to disclose the Customer's platform and database that will be used with the Licensed Software, the term of the license and the term of product support. CrossWorlds shall cause each Customer to execute (or agree to through click-through practice) a Customer License substantially in the form of the CrossWorlds end user license agreement attached as Schedule D. CrossWorlds may amend or modify this form from time to time
   ----------
without Cyclone's prior consent, provided that the amended form contains substantially the same restrictions on use and protections of rights of Cyclone and its suppliers, and is at least as restrictive as licenses that CrossWorlds uses to license its own similar software products of comparable value in the Customer's territory. In addition, when CrossWorlds distributes the Solo Edition, if the distribution is to a Customer for redistribution by the Customer to its trading partners, CrossWorlds shall utilize license agreements that contain substantially the same restrictions on use and the protection of rights of Cyclone and its suppliers as CrossWorlds uses to license its own similar software products that are subject to redistribution by the Customer.

     2.8  License Enforcement.  CrossWorlds agrees to inform Cyclone, as
          -------------------
promptly as practicable, of any known material breach of a sublicense agreement relating to the Licensed Software. CrossWorlds agrees to use commercially reasonable efforts (and in any event efforts that are no less than those CrossWorlds normally uses to enforce customer obligations under license agreements relating to CrossWorlds software products of comparable value) to enforce Customer obligations under the Customer Licenses.

     2.9  Demonstration and Evaluation License; Development Rights.  CrossWorlds
          --------------------------------------------------------
may install temporarily the Licensed Software, for demonstration (including proof of concept) purposes, at potential Customer sites, potential CrossWorlds Distributor's sites and at CrossWorlds' systems integrators' ("CrossWorlds SI") demonstration centers (a ""Demonstration Center""). CrossWorlds shall not leave the Licensed Software unsecured and shall delete the same following the demonstration. Notwithstanding the foregoing: (a) CrossWorlds may leave a demonstration copy of the Licensed Software on a potential Customer site or a potential CrossWorlds Distributor's site, unattended if the Customer or CrossWorlds Distributor shall have first executed an evaluation license agreement that: (i) is in substantially the same form that CrossWorlds uses for evaluation licenses of its own similar software products of comparable value in the Customer's or CrossWorlds Distributor's territory; (ii) contains terms at least as protective of Cyclone's intellectual property rights as the Customer License; and (iii) has a term of no longer than 90 days; and (b) CrossWorlds may license a demonstration copy of the Licensed Software to a CrossWorlds SI for use at its Demonstration Center on terms substantially the same in form and duration as CrossWorlds then uses for licenses of its own similar software products of comparable value in such Demonstration Center. In addition to the foregoing, CrossWorlds may grant to CrossWorlds SIs the right to use the Licensed Software in connection with the development of connectors and collaborations for the CrossWorlds Products; provided that the terms of such license are substantially the same as CrossWorlds then uses for licenses of its own similar software products. CrossWorlds shall also have the right to sublicense its rights under this Section to CrossWorlds Distributors.

     2.10 CrossWorlds Distributors.  CrossWorlds may sublicense all or any part
          ------------------------
of its distribution and sublicensing rights under this Agreement to those entities within its normal distribution channels listed on Schedule A, as
                                                           -----------
amended as provided herein (each such entity, a "CrossWorlds Distributor"), provided that in each such case: (i) the CrossWorlds Distributor agrees to comply with all material terms and restrictions applicable to CrossWorlds under this Agreement, including but not limited to Section 2.11 and Territory restrictions; and (ii) either: (a) such CrossWorlds Distributor agrees in writing that Cyclone is a third party beneficiary of such distribution agreement to the extent necessary to enforce against such CrossWorlds Distributor the terms and restrictions of such distribution agreement which relate to the Licensed Software, or (b) CrossWorlds agrees to use commercially reasonable efforts to enforce this Agreement in full against a CrossWorlds Distributor in the event of non compliance with any material terms and restrictions of such distribution agreement which relate to the Licensed Software , and to use commercially reasonable efforts to seek full recovery on Cyclone's behalf in the event any such non compliance results in any losses by, damages to, or claims against, Cyclone. The foregoing shall not limit any rights or remedies that Cyclone may have under law or equity against the CrossWorlds Distributor. If CrossWorlds wishes to designate a new channel partner as a CrossWorlds Distributor under this Section, it shall provide Cyclone with at least five business days' written notice of such request, prior to entering into a resale relationship with the channel partner relating to the Licensed Software.
Cyclone shall have the right to reasonably object to the addition of the partner within such notice period and if Cyclone does object, the parties shall meet to discuss whether CrossWorlds may enter into a distribution relationship for the Licensed Software with the proposed channel partner. If Cyclone does not object within such notice period, CrossWorlds may add the channel partner as a CrossWorlds Distributor and Schedule A will be deemed amended accordingly.

     2.11 Access Restrictions.  Each party shall take all steps reasonably
          -------------------
necessary to ensure that no person involved in the development of software products similar to or potentially competitive with the other party's products shall have or have had access to such other party's Confidential Information (defined in Section 6.2) relating to its products.

3.   RESPONSIBILITIES AND OBLIGATIONS OF CYCLONE

     3.1  Delivery Integration Modifications.  Cyclone shall deliver golden
          ----------------------------------
master copies of the Licensed Software (together with any documentation, in electronic format), in a form that will allow CrossWorlds to reproduce such Licensed Software for the purposes described in this Agreement. The initial golden master copy shall be delivered on signing of this Agreement by both parties and subsequent versions of the golden master copies shall be delivered no later than when generally available. CrossWorlds acknowledges that rebranding requirements will normally cause a delay between the general release of an Update of the generic Licensed Software and the delivery of the rebranded version to CrossWorlds.

     3.2  Integration Projects -- General.  From time to time, CrossWorlds may
          -------------------------------
request that Cyclone perform, or assist CrossWorlds in performing, private-labeling and other integration modifications to the Licensed Software to facilitate bundling of the Licensed Software with the CrossWorlds Products.
Such work shall be deemed FTE-Work (except as otherwise provided below) and paid for by CrossWorlds as FTE-Work. Cyclone shall own all such modifications (unless otherwise agreed to in writing by the parties); provided, that Cyclone hereby grants to CrossWorlds a royalty-free, paid-up license to use, copy and distribute such modifications to the same extent as it does the Licensed Software, and (unless otherwise agreed to in writing by the parties) each party shall provide Product Support for such modifications to the same extent that it provides Product Support for the Licensed Software. Cyclone shall either enable such modifications to be incorporated into all subsequent Updates or include such modifications in all subsequent Updates.

          3.2.1  [*]

          3.2.2  [*]

          3.2.3  [*]

     [*] Material has been omitted pursuant to a request for confidential treatment.

          3.2.4  Modifications for Customers/Vertical Markets.  CrossWorlds may
                 --------------------------------------------
     from time to time request modifications of the Licensed Software on behalf of Customers or to address vertical market requirements. Any such requested modifications shall be performed solely by Cyclone, and the parties shall discuss and agree in writing with respect to the ownership (in the case of Customer modifications), pricing and support for each such project.

          3.2.5  Cyclone Integration Team.  Cyclone will develop and maintain
                 ------------------------
     during the term of this Agreement, at no charge to CrossWorlds, an integration team with responsibility for reviewing and responding to CrossWorlds' integration/customization requests.

     3.3  Training.  Cyclone will provide training and training support in
          --------
accordance with the terms set forth in Schedule G.  Upon request, Cyclone shall
                                       ----------
provide CrossWorlds with a copy of the course agendas and prospectus for all upcoming publicly available Licensed Software training classes.

     3.4  Product Support.  For the copies of the Licensed Software used
          ---------------
internally by CrossWorlds and for each limited term license of Licensed Software, Cyclone shall provide Level 3 Support as described in Schedule E at no
                                                                ----------
additional charge. For each perpetual license Customer, Cyclone shall provide Level 3 Product Support and, after the 90-Day Period (defined in Schedule G)
                                                                 ----------
CrossWorlds shall provide Level 1 and Level 2 Product Support for a Customer, each only for so long as the Customer remains under an extended annual maintenance contract with CrossWorlds. Cyclone shall also provide the additional Product Support specified in Schedule G. Cyclone agrees that in
                                        ----------
addition to the support described in Schedule G, all Customers entitled to
                                     ----------
product support in accordance with this Section 3.4 may receive and use under the license terms applicable to the Licensed Software, at no additional charge, all Updates to the Licensed Products then licensed by each such Customer.

     3.5  Source Code Escrow. Cyclone shall, within twenty days after the
          ------------------
delivery of Release 3.0.3 (as described in Section 3.2.1), add CrossWorlds to Cyclone's existing Master Preferred Beneficiary source code escrow account with DSI Technology Escrow Services ("DSI"), which provides for release of the Deposit Materials upon the occurrence of, and for the duration of, certain trigger events including (A) the failure (uncured within 45 days) of Cyclone to maintain the support of the Cyclone Products and (B) insolvency events (including events short of actual bankruptcy). CrossWorlds shall reimburse Cyclone for the annual out of pocket costs to Cyclone (currently estimated at $650 per year) of adding CrossWorlds to the escrow agreement. The initial deposit of the Deposit Materials shall be made with DSI upon execution of the schedule adding CrossWorlds to the escrow agreement. Deposit of subsequent major and point release Updates (i.e., Releases 3.1, 3.2, 4.0, etc.) to the Deposit Materials shall be made within 30 days of the date such Updates are first distributed to Cyclone's licensees or CrossWorlds, whichever is earlier. Cyclone hereby grants to CrossWorlds a royalty free, worldwide, non-transferable license to use, maintain, modify, recompile, copy and reproduce the Deposit Materials, solely to fulfill its product support obligations to its Customers and CrossWorlds Distributors; provided that such license may be exercised by CrossWorlds only upon the release of the Deposit Materials and shall expire once CrossWorlds ceases to provide product support for the Licensed Software. Any changes made to the Deposit Materials and the Licensed Software pursuant to such right will create derivative works that remain the property of Cyclone, subject to CrossWorlds' rights under this Section. A copy of any such derivative works will be promptly delivered to Cyclone upon request. Should the circumstance which resulted in a release under the escrow agreement be resolved and Cyclone tenders performance of its support obligations (and if requested by CrossWorlds, reasonably demonstrates its ability to perform), cures any continuing breaches under this Agreement and provides reasonable evidence that it is likely to avoid further breaches, in each case to the reasonable satisfaction of CrossWorlds, then the parties shall negotiate in good faith whether or not the Deposit Materials should be returned to DSI and the licenses to CrossWorlds under this Section should thereupon be suspended.

4.   OBLIGATIONS OF CROSSWORLDS/ADDITIONAL JOINT OBLIGATIONS

     4.1  Assistance.  CrossWorlds shall provide Cyclone with reasonably
          ----------
necessary assistance and information as necessary or appropriate and as reasonably agreed by CrossWorlds to permit Cyclone to complete any integration or customization projects agreed to by the parties.

     4.2  Packaging.  CrossWorlds shall, at its sole cost, produce all
          ---------
packaging, bounded manuals, documentation and exterior containers for the Licensed Software for Customer distribution.

     4.3  Promotion.  CrossWorlds shall maintain a sufficient number of
          ---------
qualified and adequately trained sale and support staff to perform its obligations hereunder.

     4.4  No Misrepresentations.  CrossWorlds shall make no representations,
          ---------------------
warranties or guarantees with respect to the Licensed Software that are inconsistent with those made by Cyclone.

     4.5  Customer Support.  After the 90-Day Period, CrossWorlds shall provide
          ----------------
Level 1 and Level 2 Support for the Licensed Software as described in Schedule
                                                                      --------
E.
-
     4.6  Product Rollout.  Both parties will work together in good faith to
          ---------------
inform each other of new product release rollout activities no later than when similarly situated distributors or suppliers are informed, and use reasonable efforts to include each other's support management in new release planning for supportability input.

     4.7  Marketing and Other Support.  Each party will provide additional
          ---------------------------
support to the other as specified in Schedule G.
                                     ----------

     4.8  Communications.  CrossWorlds and Cyclone will each designate primary
          --------------
contacts to handle sales issues, such as perceived sales or channel conflict matters. Any such sales issue will be addressed promptly and in good faith for the purposes of reaching a mutual resolution that fairly serves the interests of the Customer: (i) first by the V.P of business partner marketing for Cyclone and the relevant Director or V.P of Sales for CrossWorlds for the territory;
(ii) if resolution does not occur at that level, second by the Senior V.P. of sales for each of Cyclone and CrossWorlds; and (iii) if resolution does not occur at that level, third by the President for each of Cyclone and CrossWorlds.

     4.9  Beta Testing.  Cyclone agrees to share planned beta release schedules
          ------------
and provide CrossWorlds, at CrossWorlds' request and option, with beta versions of the Licensed Software for testing and review.

  4.10    Malicious Statements.  Neither party shall knowingly make any false,
          --------------------
misleading or malicious statements concerning the other's business, products or service offerings, or the relationship described in this Agreement.

5.   PAYMENTS TO CYCLONE

     5.1  FTE Work.  FTE-Work performed by Cyclone under this Agreement shall be
          --------
reported and paid monthly as specified in Schedule F.
                                          ----------

     5.2  License Fees.  CrossWorlds shall pay the license fee prepayments (the
          ------------
"Prepayments") specified in Schedule B.  Except as set forth below, for each
                            ----------
sublicense of Licensed Software to a Customer, CrossWorlds shall pay Cyclone a license fee (the "License Fee") equal to Cyclone's then current list price for the applicable Licensed Software license, less the applicable discount, all as set forth in Schedule B. [*] Cyclone reserves the right to modify its list
             ----------
prices and will give CrossWorlds 90 days prior written notice of such modification; provided, however, that: (i) no price increases shall apply to CrossWorlds within the first six months after the Effective Date; and (ii) Cyclone shall make best efforts to time the effective date of any Cyclone changes to list prices to coincide with releases of Updates. Payments due Cyclone shall be paid in U.S. Dollars. CrossWorlds shall determine its own retail prices for the Licensed Software. [*]

     [*] Material has been omitted pursuant to a request for confidential treatment.

     5.3  Timing of Payment.  For each resale of Licensed Software, CrossWorlds
          -----------------
shall, subject to offset against Prepayments as provided in Schedule B, pay
                                                            ----------
Cyclone the relevant License Fees as follows: (i) in the case of a perpetual license, CrossWorlds will pay Cyclone the entire required License Fee upfront;
(ii) in the case a limited term license where the Customer makes annual payments to CrossWorlds, CrossWorlds will pay Cyclone the corresponding required License Fees on an annual basis; and (iii) in the case a Customer limited term license where the Customer makes a pre-payment to CrossWorlds for a multi-year period, CrossWorlds will pay Cyclone the required License Fee upfront.

     5.4  Support Fees.  CrossWorlds shall pay Cyclone the support fees
          ------------
described in Schedule B for each sale of one-year's worth of annual support to a
             ----------
perpetual license Customer, whether coupled with the initial License Fee or sold separately as an annual maintenance or maintenance renewal contract. The support fees described in Schedule B are premised on the assumption that
                          ----------
CrossWorlds shall continue to offer maintenance and support in one-year increments; should CrossWorlds decide to offer extended maintenance and support in different increments (i.e., 9 months or 15 months), the Level 3 Support fees described in Schedule B shall continue to apply but shall be adjusted
             ----------
proportionally.

     5.5  Quarterly Reports.  Within 30 days of the end of each calendar
          -----------------
quarter, CrossWorlds shall provide Cyclone with: (i) a written report ("Quarterly Report") of Licensed Software sales and annual maintenance and support sales for such quarter worldwide, substantially in the format set forth in Schedule C; and (ii) payment of all License Fees and support fees due for
   ----------
Licensed Software licensed in such quarter. For Licensed Software, the Quarterly Report shall describe in each case the date of the sublicense, and the Customer's name, address, and industry, in accordance with general categories to be agreed to by the parties. For annual maintenance and support sold, the Quarterly Report shall identify the Customer name and address and the term of the support period, and CrossWorlds' calculation of support fees due Cyclone under Section 5.4.

     5.6  Taxes.  Fees due Cyclone under this Section 5 are exclusive of
          -----
federal, state, local dominion and provincial excise, value-added, sales, withholding, use and similar taxes. CrossWorlds will not be responsible for any taxes based on Cyclone's net income.

6.   PROPRIETARY RIGHTS AND PROTECTION

     6.1  Title To Intellectual Property.  Unless otherwise agreed to in writing
          ------------------------------
by the parties: (i) Cyclone and its licensors shall retain all rights, title and interest in the Licensed Software and in all improvements, enhancements, modifications and derivative works thereof, including but not limited to all patent, copyright, trade secret and trademark and rights; and (ii) CrossWorlds and its licensors shall retain all rights, title and interest in the CrossWorlds Products and in all improvements, enhancements, modifications and derivative works thereof, including but not limited to all patent, copyright, trade secret and trademark rights. Where the parties agree in writing that newly created intellectual property rights should be owned by a specific party (the "Owner"), the other party hereby assigns, and agrees to cause each of its subcontractors to assign, to the Owner all intellectual property rights which are created in connection with the specific development project. Each party agrees to execute, and to cause each of its subcontractors to execute, all documents and instruments reasonably necessary to give effect and reaffirm the foregoing assignments. Except as expressly permitted under Section 3.5, neither party will modify, translate, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the other party's products or assist a third party in so doing.

     6.2  Protection of Licensed Software.  CrossWorlds agrees to secure and
          -------------------------------
protect the Licensed Software using measures that are at least equal to the standard of performance used by CrossWorlds to safeguard its own software products of a similar nature, but in no event less than reasonable care. CrossWorlds shall not disable any use limitation or copy protection features of any Licensed Software under this Agreement without the prior written consent of an officer of Cyclone.

     6.3  Confidential Information.  The parties acknowledge that by reason of
          ------------------------
their relationship to each other hereunder, each will have access to certain information and materials (including, but not limited to, drawings, graphs, charts, prototypes, samples, processes or techniques used in the parties' software products) concerning the other party's, or its suppliers or distributors, business plans, finances, customers, technology, and/or products which from the circumstances surrounding disclosure should be understood by the receiving party to be confidential and of substantial value to the disclosing party, or its suppliers or distributors, which value would be impaired if such information were improperly used or disclosed to third parties ("Confidential Information"). The parties hereby agree that all Customer and CrossWorlds Distributor information provided by CrossWorlds to Cyclone is Confidential Information of CrossWorlds. Each party agrees that it will not use in any way for its own account or the account of any third party, except in each case as necessary to perform its obligations or exercise its rights under this Agreement and that it will take every reasonable precaution to protect the confidentiality of such information, including measures that are at least equal to those such party takes to protect the confidentiality of its own confidential information of a similar nature. Each party may disclose relevant aspects of the other party's Confidential Information to its employees, affiliates, subcontractors and agents with a need to know and to the extent such disclosure is reasonably necessary for the performance of its obligations or the exercise of its rights under this Agreement; provided, however, that such party shall require that such employees, affiliates, subcontractors or agents agree in writing to comply with appropriate confidentiality provisions with respect thereto or otherwise be under a professional duty of nondisclosure. In the event of termination of this Agreement, there will be no use or disclosure by a party of any Confidential Information of the other party, and neither party will develop or have developed any software programs by utilizing any of the other party's Confidential Information; provided that CrossWorlds may use Cyclone Confidential Information to the extent necessary to fulfill its support rights and obligations as set forth in Section 11.3. Additionally, each party agrees that while either may disclose the existence of the Agreement, the exact terms of this Agreement shall be deemed Confidential Information and not disclosed, except as required by applicable laws, without the prior written consent of the other party. If a party is required to file this Agreement as an exhibit in connection with a public filing under the securities laws, the parties shall confer and the filing party shall use good faith efforts to seek confidential treatment of terms deemed commercially sensitive by the parties. Nothing in this Agreement shall prohibit or limit either party's use of Confidential Information (including ideas, concepts, know-how, techniques and methodologies): (i) previously known to it without obligation of confidence, (ii) independently developed by it without use of the Confidential Information of the other party,
(iii) acquired by it from a third party that is not under an obligation of confidence with respect to such information, or (iv) that is or becomes publicly available through no breach of this Agreement. Each party may disclose Confidential Information to the extent required by applicable law or in connection with the enforcement of this Agreement.

     6.4  Proprietary Notices.  Except as otherwise provided in this Agreement,
          -------------------
CrossWorlds shall not remove any proprietary notices from any part of the Licensed Software, or from any collateral materials described in Section 2.5, and shall reproduce such notices on any copies of such materials made by CrossWorlds in the same manner as such notices appear on the originals.

7.   LIMITED WARRANTY

     7.1  Cyclone Limited Warranties.  Cyclone represents and warrants to
          --------------------------
CrossWorlds that it has the right to enter into this Agreement and to grant CrossWorlds the rights granted herein. Cyclone further represents and warrants that the Licensed Software will conform with the related Licensed Software documentation provided by Cyclone when operated on the applicable Designated Operating System. Cyclone's sole obligation with respect to any Licensed Software errors will be to use its best efforts to correct, at its expense, any error about which it receives written notice. The warranty and obligations of this Section 7.1 are contingent upon proper use of the Licensed Software and shall not apply to the extent that any failure is caused by (i) modification of Licensed Software by CrossWorlds or a third party without prior written approval from Cyclone or (ii) use of the Licensed Software in a hardware or software environment other than the environment in which the Licensed Software is intended to be used, as described in the Cyclone documentation at the time of such use. Cyclone further represents and warrants that the Licensed Software does not contain any virus, Trojan horse, worm, or other software designed to permit unauthorized access to, or improperly to modify, delete, damage, deactivate or disable, any software, hardware, or data. Cyclone further represents and warrants that the Licensed Software, when used in accordance with its associated documentation, will be capable upon installation of accurately processing, providing and/or receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations, provided that all other products (e.g., hardware, software and firmware) used in combination with the Licensed Software properly exchange date data with it.

     7.2  Warranty Disclaimer.  THE EXPRESS PRODUCT WARRANTIES CONTAINED IN
          -------------------
SECTION 7.1 ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES. CYCLONE DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED SOFTWARE.

8.   INDEMNIFICATION

     8.1  By Cyclone.  Subject to Section 8.3, Cyclone shall defend, indemnify
          ----------
and hold harmless CrossWorlds from and against any claims (including claims asserted against CrossWorlds by either its Customers or CrossWorlds Distributors), awarded damages, liabilities and costs, including, but not limited to, reasonable attorneys' fees ("Claims") relating to or resulting from infringement of any third party's United States patent, copyright or other proprietary rights by the Licensed Software or the distribution or use thereof, except to the extent that a Claim is based on modification of the Licensed Software without authorization of Cyclone. In the event an infringement is found, Cyclone shall promptly obtain a license for the continued distribution and use of the affected Licensed Software, replace the affected Licensed Software with substantially equivalent non-infringing Licensed Software or modify the affected Licensed Software so that it is non-infringing.

     8.2  By CrossWorlds.  Subject to Section 8.3, CrossWorlds shall defend,
          --------------
indemnify and hold harmless Cyclone from and against any Claims relating to or resulting from: (i) modifications to the Licensed Software made by CrossWorlds or its agents without Cyclone's consent; (ii) any Claim of infringement of any third party's patent, copyright or other proprietary rights relating to any CrossWorlds Product bundled with the Licensed Software, if such claim would have been avoided by distribution of the Licensed Software as a stand-alone product; and (iii) to the extent CrossWorlds is found legally liable or pays consideration to settle, any Claim brought by a Customer against both Cyclone and CrossWorlds (whether or not in the same proceeding), to the extent it is based on a performance warranty or representation made by CrossWorlds with respect to the Licensed Software that is inconsistent with the Cyclone product documentation and not otherwise approved by Cyclone.

     8.3  Indemnification Procedure.  Each of the indemnities in Sections 8.1
          -------------------------
and 8.2 is subject to the following conditions: (i) an indemnified party promptly shall notify the indemnifying party in writing of any Claim (provided that the failure of an indemnified person or entity to provide prompt notice shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure); and (ii) the indemnifying party shall have the right to, if it so chooses, and shall, if requested by the indemnified party, control and direct, at the indemnifying party's sole expense and through counsel of its choosing, the investigation, defense and settlement of any third party Claim. The indemnified person or entity shall cooperate fully with the indemnifying party in the defense of any such Claim, and the indemnifying party shall compensate the indemnified person for any out of pocket costs incurred in providing such cooperation. The indemnified person or entity shall have the right to approve any settlement of such a Claim, such approval not to be unreasonably withheld or delayed.

9.   LIMITATION OF LIABILITY

     EXCEPT IN THE CASE OF A VIOLATION OF SECTION 6, OR CLAIMS FOR INDEMNIFICATION FROM INFRINGEMENT CLAIMS UNDER SECTIONS 8.1 OR 8.2, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR LOST PROFITS, LOSS OF DATA OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, EQUITY, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES EVEN IF SUCH DAMAGES WERE FORESEEABLE.

10.  TRADEMARKS

     Cyclone grants CrossWorlds a license to use the Cyclone trademarks and trade names only in connection with reproducing copyright notices and similar disclosures contained in the Licensed Software and related collateral, including the CrossWorlds prepared materials and web sites, and in connection with using tag lines, such as "Cyclone Powered," agreed to by the parties pursuant to Sections 2.4 and 3.2. All uses of Cyclone trademarks shall be for the benefit of Cyclone. Cyclone shall not use any trademarks, service marks or trade names of CrossWorlds without CrossWorlds' prior written consent. Upon termination of this Agreement, each party shall immediately cease displaying, advertising and using such trademarks and shall not thereafter use, advertise or display any name, mark or logo which is or any part of which is similar to or capable of being confused with any of such trademarks.

11.  TERM AND TERMINATION

     11.1 Initial Term and Renewal.  The term of this Agreement shall have an
          ------------------------
initial period which expires on [*] unless earlier terminated as provided below; thereafter the term shall automatically renew and extend for consecutive 12 month periods unless either party provides the other with written notice, at least 90 days in advance of the relevant renewal date, of its election not to renew.

     11.2 Termination for Breach.  Either party may, by giving written notice to
          ----------------------
the other, terminate this Agreement if the other party is in material breach of this Agreement, and fails to cure such breach within 30 days after written notice specifying the breach or failure is given by the other party, provided that no termination shall occur as a result of such breach or failure if such breach or failure (other than an obligation to pay money or protect intellectual property rights) is not susceptible of cure within such 30 day period, and the party in breach shall have commenced in good faith commercially reasonable efforts to cure such breach or failure and shall proceed to cure such breach or failure within 90 days after the delivery of the original notice.

     [*] Material has been omitted pursuant to a request for confidential treatment.

     11.3 Post-Termination License.  For a period of 90 days following the
          ------------------------
expiration or termination of this Agreement, CrossWorlds will have the right to
(i) continue to attempt to sell Licensed Software to Customers which were, at the time of termination or expiration, engaged in discussions with CrossWorlds to license the Licensed Software, and (ii) fulfill all orders placed in such 90 day period. All of the rights, licenses and obligations of CrossWorlds under this Agreement related to such right to offer and fulfill shall continue during such period. In addition, effective upon any expiration or termination of this Agreement, CrossWorlds shall retain a worldwide, nonexclusive, nontransferable (subject to Section 13.5), limited license to use, copy and distribute the Licensed Software, Updates and related materials for the sole purpose of continuing to provide support for Customers as provided in this Agreement, including Section 3.4 and Schedule E. This license shall continue so long as
                          ----------
CrossWorlds continues to provide support for the Licensed Software to Customers. Cyclone shall continue to offer and provide Level 3 Support following the expiration or termination of this Agreement, provided that: (i) with respect to perpetual licenses, CrossWorlds has paid and continues to pay the applicable Level 3 Support fees set forth in Section 5; (ii) Cyclone continues to support the Licensed Software for other users; and (iii) Customers continue to use a then supported version of the Licensed Software. Cyclone commits to offering Level 3 Support for the Licensed Software through at least [*] and to support a point release version of the Licensed Software for at least 12 months following release of the next succeeding point release version of such Licensed Software. If at anytime after such date Cyclone proposes to stop providing Level 3 Support for the Licensed Software then Cyclone shall provide CrossWorlds with at least 180 days prior notice that it is terminating Level 3 Support and shall also grant CrossWorlds a limited source code license to the Licensed Software to allow CrossWorlds to take over Level 3 Support during the remainder of any outstanding licenses.

     11.4 Effect of Termination.  Except as provided in Section 11.3,
          ---------------------
CrossWorlds shall immediately discontinue use of the Licensed Software upon expiration or termination of this Agreement, and certify in writing to Cyclone within 10 days after expiration or termination that all copies of the Licensed Software have either been returned to Cyclone or destroyed. All payment obligations of Customer or CrossWorlds incurred prior to termination shall survive this Agreement. In addition, Sections 1, 2.8, 2.10, 2.11, 3.4, 3.5, 4.5, 5.2, 5.3, 5.4, 5.5, 5.6, 6, 7, 8, 9, 10, 11, 12, and 13 and the related
Schedules, or portions thereof, shall survive termination or expiration of the Agreement.

12.  RECORDS AND AUDIT

     CrossWorlds shall maintain for the term of this Agreement plus an additional two years, complete records of license and support transactions involving the Licensed Software, for the purpose of determining whether the fees paid by CrossWorlds to Cyclone have been accurately calculated. Cyclone shall have the right, exercisable not more than once every 12 months (or not more than every six months following an audit which discloses a greater than 10% underpayment), to cause an audit of CrossWorlds records relating to payments due Cyclone under this Agreement, provided that Cyclone gives CrossWorlds 30 days advance written notice of such audit, that such audit occurs during the normal business hours of the location to be audited with minimal disruption to the other business of CrossWorlds and such audit is conducted by a qualified national independent accounting firm. CrossWorlds shall fully cooperate with the audit, as reasonably requested by Cyclone or its representative. Cyclone shall provide a copy of the audit report from an inspection to CrossWorlds promptly upon its completion and CrossWorlds shall within 30 days thereafter pay to Cyclone the amount of any license or other fees shown by the audit report to have been underpaid by CrossWorlds. In the event that an audit ultimately shows that CrossWorlds has underpaid Cyclone by ten percent (10%) or more of the amounts due hereunder for the period audited, then all reasonable costs of such audit shall be paid by CrossWorlds. If the audit shows that CrossWorlds has overpaid Cyclone, then Cyclone shall refund to CrossWorlds the amount of such overpayment within 30 days.

13.  GENERAL

     13.1 Joint Retained Marketing Rights.  Each party reserves the right to
          -------------------------------
contact end point users of Solo Edition for the purpose of selling potential upgrades or other products and services offered by such party.

     13.2 Export.  CrossWorlds shall comply with all applicable export control
          ------
laws and regulations, including the Export Administration Regulations maintained by the United States Department of Commerce, and any other country having proper jurisdiction, and shall obtain all necessary export licenses in connection with any subsequent export, reexport, transfer and use of all products, technology and software acquired from Cyclone under this Agreement.

     13.3 Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California without regard to conflicts of laws principles. In the event of any litigation between the parties to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs.

     13.4 Severability.  If any provision of the Agreement is held invalid the
          ------------
parties agree that such invalidity will not affect the remaining provisions.

     13.5 Assignment.  Except as set forth in this Agreement, neither party
          ----------
shall, without the prior written consent of the other party (which shall not be withheld unreasonably), assign this Agreement in whole or in part or delegate any right or duty hereunder to any third party, sub-agent, representative or consultant; provided, however, that the complete rights and obligations of a party (the "assigning party") may be assigned, without the consent of the other party, by the assigning party to any corporation which is or becomes a wholly owned subsidiary or parent of the assigning party, or which survives a merger in which the assigning party participates or to any corporation or other person or business entity which acquires all or substantially all of the assets of the assigning party; provided that, in each case, the party to whom such assignment is made agrees to comply in full with the obligations of the assigning party hereunder.

     13.6 Integration.  This Agreement (including exhibits) constitutes the
          -----------
entire agreement between the parties and supersedes any previous or contemporaneous, oral or written agreements, commitments, representations or communications regarding its subject matter. No alteration, amendment, waiver or cancellation shall be effective unless mutually agreed in writing.

     13.7 Notices.  All notices, demands, consents, approvals and other
          -------
communications shall be sufficient if in writing and sent by prepaid wire, facsimile transmission (with a hard copy mailed on the same date) or registered or certified mail, return receipt requested, postage prepaid to the addresses of the parties specified in their signatures below. Notices shall be effective when received, three (3) days following mailing, or upon facsimile transmission, whichever is earliest. Notices should be mailed to the parties at the following addresses:

     If to Cyclone:                     If to CrossWorlds:
     Cyclone Commerce, Inc.             CrossWorlds Software, Inc.
     17767 North Perimeter Drive        577 Airport Boulevard
     Scottsdale, Arizona 85255-5452     Burlingame, California 94010
     Attn: President                    Attn: VP Corporate Development

                                        With a copy to: Legal Counsel

The address for notice may be changed by providing written notice pursuant to this Section.

     13.8 No Waiver.  The failure of either party to enforce at any time any of
          ---------
the provisions of this Agreement shall not be deemed to be a waiver of the right of such party thereafter to enforce any such provisions.

     13.9  Relationship.  The parties acknowledge and agree that Cyclone and
           ------------
CrossWorlds are independent contractors. This Agreement does not create a general agency, joint venture, partnership, employment relationship or franchise between the parties.

     13.10 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

     13.11 Publicity.  The parties agree to issue a joint press release
           ---------
announcing the relationship between Cyclone and CrossWorlds no later than 15 days after the Effective Date. The contents of the press release shall be approved by both parties in writing in advance. Either party, in its marketing and advertising materials (including web-based materials), may refer to CrossWorlds' resale of the Licensed Software, but it shall not attribute promotional quotes or endorsements to the other party or its employees without such other party's prior written consent.

     Effective Date:  December 12, 2000

CYCLONE COMMERCE, INC.                  CROSSWORLDS SOFTWARE, INC.

By:  /s/ Kent Petford                   By:  /s/ Alfred J. Amoroso
    --------------------                    -------------------------

Name:  Kent Petford                     Name:  Alfred J. Amoroso
      ------------------                      -----------------------

Title: CEO                              Title: President & CEO
       -----------------                       ----------------------

                                  Schedule A
                                  ----------
A.   Licensed Software
     -----------------

Cyclone Interchange Enterprise Edition (current and future releases from and after release 3.0.2) for Windows 95/98/00/NT, UNIX (HP UX, SUN Solaris, IBM
AIX), OS/400, OS/390 and all other operating systems now or hereafter supported by such product, in machine readable, object code form, including: (i) manuals and other related end user documentation provided by Cyclone; and (ii) all Updates. Enterprise Edition shall include any substantially similar product that Cyclone shall identify in its marketing materials as a replacement and successor product to Enterprise Edition, but which Cyclone chooses to identify with a new name..

Cyclone Interchange Solo Edition (current and future releases from and after release 3.0.2) for Windows 95/98/00/NT, UNIX (HP UX, SUN Solaris, IBM AIX), and OS/400 and all other operating systems now or hereafter supported by such product, in machine readable, object code form, including: (i) manuals and other related end user documentation provided by Cyclone; and (ii) all Updates. Solo Edition shall include any substantially similar product that Cyclone shall identify in its marketing materials as a replacement and successor product to Solo Edition, but which Cyclone chooses to identify with a new name..

The Solo Edition product is a version of the Licensed Software that is specially coded so that it is only capable of supporting a single "Partner Profile" at any one time. A "Partner Profile" means a profile for a single trading partner that one can enter and designate on the software to enable use of the product to exchange data with the trading partner.

The Enterprise Edition product is a version of the Licensed Software that is specially coded prior to delivery to the Customer so that it is capable of supporting an unlimited or predetermined multiple number (e.g., 50, 100, 250) of Partner Profiles at any one time.

B.   CrossWorlds Product
     -------------------

CrossWorlds InterChange Server, current and future releases.

C.   CrossWorlds Distributors
     ------------------------

The following entities are qualified as CrossWorlds Distributors under Section
2.9 of the Agreement:

[*]

D.   Third Party Products
     --------------------

The following third party products are components of the Licensed Software but are excluded from the Deposit Materials:

[*]


     [*] Material has been omitted pursuant to a request for confidential treatment.

                                  Schedule B
                                  ----------

[*]


     [*] Material has been omitted pursuant to a request for confidential treatment.

                                  Schedule C
                                  ----------
                           Form of Quarterly Report
                                  (attached)

Cyclone Quarterly Sales Report

Partner________________

For the calendar quarter ______________

Report Date _________________


------------------------------------------------------------------------------------------------------------------------------------
                                                Cyclone
                       Customer       Order     Product                                            Cyclone List        License Fees
                         Name         Date        Name     Quantity  Platform    [*]  [*]  [*]        Price            Due Cyclone
------------------------------------------------------------------------------------------------------------------------------------
            1
------------------------------------------------------------------------------------------------------------------------------------
            2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Totals:   $ 0.00              $ 0.00
------------------------------------------------------------------------------------------------------------------------------------


Note: To update table totals, right click on the total $ amount and choose Update Field.
Please fax report to:  "Cyclone Commerce, Inc., ATTN: Accounting Dept." at
(602) 627-1801


            [*] Material has been omitted pursuant to a request for confidential treatment.

                                  Schedule D
                                  ----------
                    CrossWorlds Customer License Agreement
                                  (attached)

                              CROSSWORLDS SOFTWARE

                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

  This SOFTWARE LICENSE AND SUPPORT AGREEMENT ("Agreement") is entered into as of ________________, 200_____ ("Effective Date") by _________________________,
  a corporation, having a principal place of business at _____________________ ("Customer"), and CrossWorlds Software, Inc., a Delaware corporation, having a principal place of business at 577 Airport Boulevard, Suite 800, Burlingame, California 94010 ("CrossWorlds"), and describes the terms and conditions pursuant to which CrossWorlds shall license to Customer and support certain Software (as defined below).

  In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:


1.     Definitions

1.1 "Affiliates" means all current and future business entities that, directly or indirectly, control, are controlled by, or are under common control with Customer, which are not competitors of CrossWorlds; provided, that an Affiliate shall not include any entity that is an application integration software vendor. As used herein, "control" shall mean the ownership or control of fifty percent (50%) or more of the shares of the subject entity which entitle the holder to vote at a meeting of such entity.

1.2. "Collaborations" means the applications business logic portion of the Software so designated in an Attachment A.

1.3 "Confidential Information" means this Agreement and all its Attachments and Appendices, any addenda hereto signed by both parties, and (a) with respect to information of CrossWorlds, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the Software, and any other proprietary information supplied to Customer by CrossWorlds, including all items defined as "confidential information" of CrossWorlds in any other agreement between Customer and CrossWorlds whether executed prior to or after the date of this Agreement ("CrossWorlds Confidential Information"), and (b) with respect to information of Customer, all confidential and/or proprietary business information of Customer supplied or made available by Customer to CrossWorlds.

1.4 "Connectors" means the portions of the Software that connect applications, which are so designated in an Attachment A.

1.5 "Documentation" means the user manual distributed by CrossWorlds that is included with the Software.

1.6. "Environment" means the computer system, including peripheral equipment and operating system software, specified in an Attachment A.

1.7. "InterChange Server" means the portion of the Software that manages, stores and executes data, events and transactions from and for Connectors and Collaborations.

1.8    "Maintenance and Support" means the services described in Section 7.

1.9 "Maps" means software code that transforms Objects from an application-specific form to a generic form.

1.10 "Objects" means data elements and data structures that are either application-specific or generic.

1.11 "Server" means a computer system that allows Users to access the Software from local or remote personal computers or terminals.

1.12 "Site" means each physical location of one or more Servers, specified in an Attachment A, on which Customer is entitled to Use the Software.

1.13 "Software" means the computer software programs specified in an Attachment A and all Major Releases/Versions thereto provided to Customer, consisting of one or more of the following: InterChange Server, Connectors, Collaborations, and Tools. "Software" also includes without limitation the Third Party Technology, except as otherwise expressly stated in this Agreement. "Software" excludes Maps and Objects.

1.14 "Third Party Technology" means the third party technology set forth in the Third Party Technology Appendix.

1.15 "Tools" means the software tools set forth in an Attachment A for customizing and enhancing Connectors and Collaborations.

1.16 "Use" means utilization of the Software by Customer (and such other entities as are expressly permitted by Section 2) on no more than the number of Servers set forth on an Attachment A, for its own internal information processing services and computing needs (except as expressly permitted by Section 2), by copying or transferring the same into Customer's Environment. "Use" of the Software shall be subject to the restrictions set forth in Sections 2 and 3.

1.17 "Major Release/Version" means a release or version of the Software containing functional enhancements, extensions, error corrections or fixes that is generally made available free of charge (other than media and handling charges) to CrossWorlds' customers who have contracted for Maintenance and Support.

1.18 "User" means those Customer employees authorized by Customer to Use/access the Software through a Server.

2.     Grant of License

2.1. Grant. Subject to the terms and conditions of this Agreement and any and all Attachment A's hereto, CrossWorlds hereby grants to Customer a [*]

2.2. Reservation of Rights. Customer acknowledges and agrees that all right, title and interest in all copies of the Software and Documentation whether in machine-readable or printed form, [*]

2.3. Delivery. Upon execution of this Agreement by Customer and CrossWorlds, CrossWorlds shall issue to Customer one (1) machine-readable copy of the Software for Use at the Site only, along with one (1) copy of the appropriate Documentation. CrossWorlds will provide Customer with additional copies of the Documentation at CrossWorlds' then current standard charges. Customer acknowledges that no copy of the source code of the Software will be provided to Customer.

2.4. Use by Affiliates. Affiliates of Customer may use the Software as set forth in Section 2, solely pursuant to the terms and conditions of this Agreement. The foregoing is subject to the provision that at least once per year, and from time to time upon CrossWorlds' request, Customer shall notify CrossWorlds in writing stating the Affiliates of Customer that are using the Software. With respect to use of the Software by Affiliates, CrossWorlds' affirmative obligations under this Agreement will be limited to Customer. Customer acknowledges and agrees that it is responsible for any damage or loss of CrossWorlds caused by its Affiliates' breach of this Agreement and that a breach of this Agreement by any Affiliate shall be deemed a breach of the Agreement by Customer.

2.5. Disaster Recovery. If the specified Environment is inoperable or the equipment therein is under repair, Customer will be entitled to transfer the Software to a substitute Server using an operating system that is supported by CrossWorlds, upon providing written notice to CrossWorlds of such transfer and the address of the new Server.

2.6. Backup Copy. Customer will be entitled to make a reasonable number of machine-readable copies of the Software for backup or archival purposes. Customer may not copy the Software, except as permitted by an Attachment
       A. Customer shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform CrossWorlds in writing of such location(s). All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Customer is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

2.7. Third-Party Consultant Use. Subject to the terms and conditions of this Agreement, Customer may permit such Third Party Consultants [*] access the Software solely for the purpose of providing systems

                                    Page 1
[*] Material has been omitted pursuant to a request for confidential treatment.

       integration, disaster recovery or consulting services to Customer in connection with the business of Customer for which the Software is herein licensed.
       [*]

3. License Restrictions. Customer agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.1.   sell, lease, license or sublicense the Software or the Documentation;

3.2. decompile, disassemble, or reverse engineer the Software, in whole or in part;

3.3.   Use the Software on any Server not located at the Site;

3.4. write or develop any derivative work or any other software program based upon the Software or any Confidential Information, except pursuant to authorized Use of Tools as set forth in Section 2.1.5, if any; or

3.5. use the Software to provide processing services to third parties, or otherwise use the Software on a "service bureau" basis, unless otherwise specifically set forth in an Attachment A.


4.     Fees.

4.1. License Fees. In consideration of the license granted pursuant to Section 2.1, Customer agrees to pay CrossWorlds the nonrefundable license fee specified in an Attachment A ("License Fee"). The License Fee is due and payable in accordance with the payment schedule specified in an Attachment A.

4.2. Maintenance Fees. Customer may order Maintenance and Support for the Software pursuant to this Agreement, subject to the payment by Customer to CrossWorlds of the nonrefundable Maintenance Fees set forth in an Attachment A. The initial Maintenance Fee is due and payable in accordance with the payment schedule specified in an Attachment A. The Maintenance Fee for each subsequent year is subject to modification by CrossWorlds provided that notice of such modification is given by CrossWorlds to Customer at least thirty (30) days prior to the end of the then-current term of Maintenance and Support.

4.3. Additional Licenses. By executing a mutually agreed additional Attachment A, Customer and CrossWorlds may agree to expand the license granted to Customer pursuant to Section 2.1 to include Use of the Software at additional Sites, to increase the allowed number of Servers and/or to purchase a license to Use additional software products.

4.4. Taxes. All charges and fees provided for in this Agreement (including the Maintenance Fees) are exclusive of any taxes, duties or similar charges imposed by any government (including without limitation withholding taxes) and all amounts payable hereunder shall be made without deduction for such taxes, duties or charges. Customer agrees to pay or reimburse CrossWorlds for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of CrossWorlds).

4.5 Payments. All fees shall be paid in U.S. Dollars. All invoices are due and payable net thirty (30) days from the date of invoice. Any amounts not paid within thirty (30) days will be subject to interest of 1.5% per month or the maximum amount permitted by law, whichever is less, which interest will be immediately due and payable.

5.     Source Code Escrow. [*]

6. Audit Rights. CrossWorlds retains the right to audit Customer's use of the Software at the principal place of business listed above with reasonable prior notice of such audit given to Customer. Such audit shall not occur more than once per year and shall be performed during normal business hours. If the result of such audit reveals that Customer is out of compliance with this Agreement, Customer shall pay to CrossWorlds the appropriate fees required to bring Customer back into compliance. Customer shall reimburse CrossWorlds for the reasonable costs of any audit which reveals that the discrepancy between the amount paid by Customer and the amount actually owed by Customer to CrossWorlds exceeds ten percent (10%) of the amount actually owed by Customer to CrossWorlds. CrossWorlds shall invoice Customer for such fees with the sum due payable within thirty (30) days. In addition, Customer will, upon request by CrossWorlds at any time, promptly provide CrossWorlds with a written report, certified by an officer of Customer, stating the Site(s), number of Designated Users, quantities of Connectors and Collaborations and number of Servers with respect to which Customer is using the Software.

7. Maintenance and Support. For so long as Customer is current in the payment of all Maintenance Fees as described in Section 4.2, and is otherwise in compliance with this Agreement, Customer will be entitled to maintenance and support with respect to the Software ("Maintenance and Support") as specified in this Section 7.

7.1. Term and Termination. Unless otherwise specified in an Attachment A, CrossWorlds' provision of Maintenance and Support to Customer (a) will commence on the date of the applicable Attachment A, and (b) will continue for an initial term of one (1) year from the date of the applicable Attachment A. Maintenance and Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year unless Customer has provided CrossWorlds with a written termination notice of its intention not to renew the Maintenance and Support prior to the end of the then-current term of Maintenance and Support. Termination of Maintenance and Support due to Customer's notice of intention not to renew will not affect the license of the Software.

7.2. Maintenance and Support Services. Maintenance and Support means that CrossWorlds will provide Customer, all as further described in Attachment
       B:
       [*]
       Maintenance and Support will be provided only with respect to versions of the Software that, in accordance with CrossWorlds' policy as set forth in Attachment B, are then being supported by CrossWorlds. It is understood and agreed that, as provided in the Third Party Technology Appendix, Maintenance and Support may not always be available from CrossWorlds with respect to certain of the Third Party Technology.

7.3    Eligibility of Software. [*]

7.4 Responsibilities of Customer. CrossWorlds' provision of Maintenance and Support to Customer is subject to (and if Customer employs a Third Party Consultant as described in Section 2.7, such Third Party Consultant's compliance with) the following:

7.4.1. Customer shall provide CrossWorlds with access to Customer's personnel and Environment during normal business hours. This access must include the ability to dial-in to any part of the Environment on which the Software is operating necessary to maintain the Software. CrossWorlds will inform Customer of the specifications of the modem equipment needed, and Customer will be responsible for the costs and use of said equipment.

7.4.2. Customer shall provide supervision, control and management of the Use of the Software. In addition, Customer shall implement procedures for the protection of information and the implementation of backup facilities in the event of errors or malfunction of the Software or Environment.

7.4.3. Customer shall document and promptly report all errors or malfunctions of the Software sufficient to enable CrossWorlds to replicate and verify the error or malfunction. Customer shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from CrossWorlds.

7.4.4. Customer shall maintain a current backup copy of all programs and data.

7.4.5. Customer shall properly train its personnel in the Use and application of the Software and the Environment on which it is used.

8.     Limited Warranty.

8.1. Warranty. [*] The warranty will not apply to events under this paragraph caused by:

8.1.1. the Software has not been properly installed and used at all times and in accordance with the instructions for Use; and

8.1.2. [*]

8.1.3. [*]

[*] Material has been omitted pursuant to a request for confidential treatment.

8.2. Disclaimer. EXCEPT AS SET FORTH ABOVE, CROSSWORLDS MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. CROSSWORLDS SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND SUCH OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

9.     Limitation of Liability.

9.1    [*]

10.    Intellectual Property Infringement.

10.1 Third Party Claims. [*] CrossWorlds will not be obligated to provide any such defense or payment unless: (i) Customer provides CrossWorlds with written notice of any such claim within thirty (30) days of receipt by Customer of such claim; (ii) Customer allows CrossWorlds to control the defense and/or settlement of the proceeding or action with counsel of its choice; (iii) in the event Customer enters into a settlement directly with the claimant, CrossWorlds has consented in writing to such settlement before Customer enters into such settlement; and (iv) Customer provides CrossWorlds with reasonable cooperation and assistance in connection with such proceeding or action. [*]

10.2.  Exclusions. [*]

10.3. Sole Remedy. The foregoing constitutes the entire and exclusive obligation and remedy of each of the parties hereto with respect to the infringement of any intellectual property or other proprietary rights of a third party.

11.    Confidential Information.

11.1. General. Each party acknowledges that the Confidential Information of the other constitutes valuable trade secrets and each party agrees that it shall use the other party's Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the disclosing party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information of the other party from unauthorized use and disclosure. However, a party bears no responsibility for safeguarding the Confidential Information of the other party that is publicly available, already in such party's possession and not subject to a confidentiality obligation, obtained by such party from third parties without restrictions on disclosure, independently developed by such party without reference to the information of the other party, or required to be disclosed by order of a court or other governmental entity.

11.2. Remedies. In the event of actual or threatened breach of the provisions of Section 11.1, the non-breaching party will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

12.    Term and Termination.

12.1.  Term. [*]

12.2. Termination. Either party may, by written notice to the other party, terminate this Agreement if any of the following events ("Termination Events") occur:
       12.2.1. The other party is in material breach of any term, condition or provision of this Agreement, which breach is not cured within thirty (30) days after the non-defaulting party gives written notice of such breach; or
       12.2.2. The other party: (a) terminates or suspends its business; (b) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or
       (c) becomes subject to any bankruptcy or insolvency proceeding under any federal or state statutes or other statutes of the country in which it is organized. If any of the foregoing termination events occur, any termination will become effective immediately or on the date set forth in the written notice of termination.

12.3. Effect of Termination. Within thirty (30) days after the date of termination or discontinuance of this Agreement for any reason, Customer shall return the Software and all partial and complete copies, all Documentation relating thereto, and any other Confidential Information in its possession that is in tangible form and shall destroy/erase any Confidential Information in electronic form. Customer shall furnish CrossWorlds with a certificate signed by an executive officer of Customer verifying that the same has been done. Sections 2.2, 3, 6, 8.2, 9-11, 12.3, 13, 14 and 15 shall survive the termination of this Agreement for any reason.

13. Non-assignment/Binding Agreement. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either party, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either party may, without obtaining the consent of the other party, assign all of its rights and obligations under this Agreement to a successor by way of merger, acquisition, consolidation or sale of all or substantially all of its assets provided that the successor is not a competitor of the non-assigning party. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

14. Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be: (a) delivered in person; (b) sent by first class registered mail, return receipt requested; or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section 14. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service. Notices shall be sent to the following addresses:

       To Customer at:

       ___________________________________

       ___________________________________

       ___________________________________

       To CrossWorlds at:
       CrossWorlds Software, Inc.
       577 Airport Boulevard, Suite 800
       Burlingame, CA 94010
       USA
       Attention:  Legal Department

15.    Miscellaneous.

15.1. Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

15.2. Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the

[*] Material has been omitted pursuant to a request for confidential treatment.

       validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

15.3. Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

15.4. Integration. This Agreement (including the Attachments and Appendices and any addenda or amendments hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter, except as provided in Section 1.3 with respect to the definition of "Confidential Information."

15.5. Superseding Terms. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that Customer may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of CrossWorlds to object to such terms, provisions or conditions.

15.6. Amendment. This Agreement may not be amended or modified, except by a writing signed by authorized representatives of both parties.

15.7. Export Controls. Customer may not export or re-export the Software without the prior written consent of CrossWorlds and without the appropriate United States and foreign government licenses. Customer shall comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Bureau of Export Administration and other applicable governmental agencies.

15.8. Publicity. Customer acknowledges that CrossWorlds may desire to use Customer's name and describe its business and its CrossWorlds implementation in product brochures, marketing collateral, presentations, earnings releases, analyst calls and financial reports, and Customer agrees that CrossWorlds may do so. CrossWorlds will obtain Customer's prior written approval prior to first using Customer's name in a CrossWorlds press release other than an earnings release.

15.9. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Facsimile signatures shall have the same legal force and effect as original, manual signatures.

15.10. Governing Law. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflict of laws principles.

15.11. Dispute Resolution and Arbitration. Any alleged breach of this Agreement by a party shall be resolved as follows: the parties shall commence the resolution process by making a good faith effort, for thirty (30) days following written notice by the non-breaching party of the alleged breach, to resolve the matter through information negotiations ("Good Faith Negotiations"). These Good Faith Negotiations shall involve the primary business contacts for each of the parties and, if these persons are unable to resolve the matter, the alleged breach shall be successively escalated through each party's management until an authorized executive of each party indicates in writing that an impasse has been reached, but in no event shall Good Faith Negotiations extend beyond the 30-day period described above. If the Good Faith Negotiations reach an impasse, and in any event after the 30-day period described above has passed, any alleged breach of this Agreement shall be settled by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a panel of three (3) members, with CrossWorlds and Customer each selecting one member and the third member, who shall be chairperson, selected by agreement between the other two members. The chairperson shall be an attorney-at-law, and the other members shall have a background or training in computer law, computer science, or marketing of computer products. The arbitrators' fees shall be divided equally between the parties, but the arbitrators shall be permitted, in their discretion, to awarded to the prevailing party its reasonable attorneys' fees, costs and expenses (including expert witness fees, if any). Notwithstanding the foregoing, CrossWorlds shall not be precluded from seeking equitable relief, nor invoking the jurisdiction of any competent court, at any time to remedy or prevent violation of any provision relating to the intellectual property of CrossWorlds or its suppliers.

15.12 U.S. Government Conditions. The Software and Documentation are "commercial items" as that term is defined in 48 C.F.R. 2.101 and successor regulations consisting of "commercial computer software" and "commercial computer software documentation" or "documentation related to commercial computer software" as such terms are used in 48 C.F.R. 12.212 and 48 CFR 252.227-7014(a)(1) and their successor regulations. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 and their successor regulations, all U.S. Government users, agencies and contractors acquire the Software and Documentation with only those rights described in this paragraph.


         IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the Effective Date indicated above.

CrossWorlds Software, Inc.                     Customer

____________________________                   ______________________________
Authorized Signature                           Authorized Signature

____________________________                   ______________________________
Name                                           Name

____________________________                   ______________________________
Title                                          Title

               CROSSWORLDS SOFTWARE LICENSE AND SUPPORT AGREEMENT
                               ATTACHMENT A-___

This is Attachment A-___ to that certain CrossWorlds Software License and Support Agreement between ____________________________ ("Customer") and CrossWorlds Software, Inc. ("CrossWorlds"), entered into as of ______________________ (the "Agreement").

[*]

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Attachment A-__ to the CrossWorlds Software License and Support Agreement as of the date set forth below.

Dated: ___________________, 200__


CrossWorlds Software, Inc.                       Customer

__________________________________               _______________________________
Authorized Signature                             Authorized Signature

__________________________________               _______________________________
Name                                             Name

__________________________________               _______________________________
Title                                            Title

[*] Material has been omitted pursuant to a request for confidential treatment.

                                 ATTACHMENT B
                                      to
              CROSSWORLDS SOFTWARE LICENSE AND SUPPORT AGREEMENT

SUPPORT RESPONSE SCHEDULE

CrossWorlds' Customer Support personnel will make commercially reasonable efforts to respond to error reports according to the following schedule:

[*]

                        THIRD PARTY TECHNOLOGY APPENDIX
                                      to
              CROSSWORLDS SOFTWARE LICENSE AND SUPPORT AGREEMENT

The following terms and conditions of this Third Party Technology Appendix ("Appendix") are incorporated into the CrossWorlds Software License and Support Agreement.

With respect to all Third Party Technology:

[*]


Without limiting the foregoing, the following terms and conditions also apply:

[*]

Third Party Technology shall also include such additional third party software, not listed on this Third Party Technology Appendix, as CrossWorlds may incorporate into products that CrossWorlds provides to Customer. However, Sections 8.1 and 10.1 of the Agreement shall not apply to such additional, unlisted third party software, nor shall CrossWorlds have any duty to provide maintenance or support for such software, unless and until Customer and CrossWorlds execute a new Third Party Technology Appendix that explicitly addresses such software.

CrossWorlds Software, Inc.                   Customer

____________________________                 ______________________________
Authorized Signature                         Authorized Signature

___________________________                  ______________________________
Name                                         Name

___________________________                  ______________________________
Title                                        Title

[*] Material has been omitted pursuant to a request for confidential treatment.

                                   Schedule E
              Cyclone and CrossWorlds Product Support Obligations

A.   Definitions

The following definitions apply to this Schedule:

[*]


     [*] Material has been omitted pursuant to a request for confidential treatment.

                                   Schedule F

                            FTE Procedures and Work
A.   FTE Procedures
     --------------

The following procedures shall govern the reporting and compensation for FTE
Work:

     [*]


     [*] Material has been omitted pursuant to a request for confidential treatment.

                                   Schedule G
                                   ----------

                   Training and Additional Support Provisions

     [*]

     [*] Material has been omitted pursuant to a request for confidential treatment.


                                       1